Amendment to TSR PRSU Agreements - January 2024
Exhibit 10.1

POST HOLDINGS, INC.
AMENDMENT to PRSU AGREEMENTS

WHEREAS, on January 23, 2024, the Corporate Governance and Compensation Committee of the Board of Directors of Post Holdings, Inc. (the “Company”) approved the amendment of the Company’s Performance-Based Restricted Stock Unit Agreements with a Total Shareholder Return (“TSR”) performance criteria to be measured over the performance periods of October 1, 2021 through September 30, 2024 (FY 2022 Agreement); October 1, 2022 through September 30, 2025 (FY 2023 Agreement); and October 1, 2023 through September 30, 2026 (FY 2024 Agreement) (each such Agreement, a “TSR PRSU Agreement”), which TSR PRSU Agreements were previously issued to certain employees under the Post Holdings, Inc. 2021 Long-Term Incentive Plan.
NOW, THEREFORE, the Company hereby amends the TSR PRSU Agreements as follows, effective on the date first written above with respect to all issued and outstanding TSR PRSU Agreements:
1.Section 2(b)(i) of the FY 2022 Agreement is restated in its entirety as follows:

(b)    Accelerated Vesting.

i.Death and Disability. Subject to Section 2(c) below, a number of unvested PRSUs shall become Vested Units as of the date of the Grantee’s death or Disability equal to the greater of: (A) the number of PRSUs that would have become vested based upon the achievement of the Performance Criteria, calculated as set forth in Appendix A through the last full trading day (which occurs during the Performance Period) prior to the date of the Grantee’s death or Disability (such date, an “Accelerated Vesting Date” which, together with the Default Vesting Date, is a “Vesting Date”) or (B) the Target Award as of the date of the Grantee’s death or Disability (such date, an “Accelerated Vesting Date”), if either such event occurs prior to the Default Vesting Date.

2.Section 2(b)(i) of the FY 2023 Agreement and of the FY 2024 Agreement is restated in its entirety as follows:

(b)    Accelerated Vesting.

i.Death and Disability. Subject to Section 2(d) below, a number of unvested PRSUs shall become Vested Units as of the date of the Grantee’s death or Disability equal to the greater of: (A) the number of PRSUs that would have become vested based upon the achievement of the Performance Criteria, calculated as set forth in Appendix A through the last full trading day (which occurs during the Performance Period) prior to the date of the Grantee’s death or Disability (such date, an “Accelerated Vesting Date” which, together with the Default Vesting Date, is a “Vesting Date”) or (B) the Target Award as of the date of the Grantee’s death or Disability (such date, an “Accelerated Vesting Date”), if either such event occurs prior to the Default Vesting Date.

Amendment to TSR PRSU Agreements - January 2024

3.All other terms of the TSR PRSU Agreements continue to apply.

[signature page follows]

Amendment to TSR PRSU Agreements - January 2024

POST HOLDINGS, INC.

/s/ Diedre J. Gray
Diedre J. Gray
EVP, General Counsel and Chief Administrative Officer

/s/ Jeff A. Zadoks
Jeff A. Zadoks
Interim Chief Executive Officer
EVP and Chief Operating Officer